 SECTION 906 CERTIFICATION

     Pursuant to 18 U.S.C.  ss.1350,  the undersigned officer of DGHM Investment
Trust (the "Trust"),  hereby certifies,  to the best of his knowledge,  that the
Trust's  Report on Form  N-CSR  for the  period  ended  February  28,  2010 (the
"Report")  fully complies with the  requirements  of Section 13(a) or 15(d),  as applicable,  of the  Securities  Exchange Act of 1934, as amended,  and that the information  contained in the Report fairly  presents,in all material  respects, the financial condition and results of operations of the Trust.

Dated:          May 10, 2010

Name:           /s/ Thomas F. Gibson
                --------------------
                Thomas F. Gibson
Title:          Treasurer and Principal Financial Officer

     A signed  original of this  written  statement  required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that  appears  in typed  form  within the  electronic  version  of this  written statement  required by Section 906,  has been  provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the Form N-CSR filed with the Securities and Exchange Commission.